Exhibit 3.2










                   HEALTH AND RETIREMENT PROPERTIES TRUST




                                   BYLAWS




                  Originally adopted as of October 9, 1986
                 Amended and Restated as of October 17, 1994
                    Further Amended as of January 9, 1995

                                  ARTICLE I

                                  TRUSTEES

            Section 1.1 Qualifying Shares Not Required. Trustees need not be Shareholders of Health and Retirement Properties Trust (the "Trust").

            Section 1.2 Quorum. A majority of the Trustees shall constitute a quorum subject to the provisions of Section 2.6 of the Trust's Declaration of Trust, as it may be amended from time to time (the "Declaration").

            Section 1.3 Number and Term; Election. The number and terms of the Trustees shall be as provided in Section 2.1 of the Declaration. Trustees shall be elected at annual meetings of Shareholders as provided in Section 2.1 of the Declaration. If Trustees are not so elected at an annual meeting or if such meeting is not held, Trustees may be elected at a special meeting of Shareholders.

            Section 1.4 Place of Meeting. Meetings of the Trustees shall be held at the principal office of the Trust or at such place within or without the State of Maryland as the President shall direct or as is fixed from time to time by resolution of the Trustees. Whenever a place other than the principal office is fixed by the President or by resolution as the place at which future meetings are to be held, written notice thereof shall be sent to all Trustees a reasonable time in advance of any meeting to be held at such place.

            Section 1.5 Organizational Meeting. Immediately following each Annual Meeting of Shareholders, a regular meeting of the Trustees shall be held for the purpose of organizing, electing officers and transacting other business. Notice of such meetings need not be given.

            Section 1.6 Regular Meetings. Regular meetings of the Trustees shall be held at the place determined pursuant to Section 1.4 on the dates, if any, established at each organizational meeting of the Trustees and notice of such regular meetings of the Trustees is hereby dispensed with.

            Section 1.7  Special Meetings.  Special meetings of the
  Trustees may be called at any time by the Chairman or President and shall be called by the Chairman or President upon the written request of three
  (3) Trustees. Written notice of the time and place of a special meeting shall be given to each Trustee, either personally or by sending a copy thereof by mail or by facsimile or telex, charges prepaid, to the address of the Trustee appearing on the books of the Trust or theretofore given by the Trustee to the Trust for the purpose of notice. In case of personal service, such notice shall be so delivered at least twenty-four
  (24) hours prior to the time fixed for the meeting. If such notice is mailed, it shall be deposited in the United States mail in the place in which the principal office of the Trust is located at least seventy-two
  (72) hours prior to the time fixed for the holding of the meeting. If sent by facsimile or telex, it shall be sent at least forty-eight (48) hours prior to the time fixed for the holding of the meeting. If notice





  is not so given by the Secretary, it may be given in the same manner by the Chairman, President or the Trustees requesting the meeting.

            Section 1.8 Adjourned Meetings. A quorum of the Trustees may adjourn any Trustees' meeting to meet again at a stated day and hour. In the absence of a quorum, a majority of the Trustees present may adjourn from time to time to meet again at a stated day and hour prior to the time fixed for the next regular meeting of the Trustees. The motion for adjournment shall be lodged with the records of the Trust. Notice of the time and place of an adjourned meeting need not be given to any Trustee present at the adjourned meeting if the time and place is fixed at the meeting adjourned.

            Section 1.9 Waiver of Notice. The transactions of any meeting of the Trustees, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Trustees not present signs a written waiver of notice, a consent to the holding of such meeting or an approval of the minutes thereof.
  All such waivers, consents or approvals shall be lodged with the Trust records or made a part of the minutes of the meeting.

            Section 1.10 Action Without Meeting. Unless specifically otherwise provided in the Declaration, any action required or permitted to be taken by the Trustees may be taken without a meeting if a majority of the Trustees (or a majority of the Independent Trustees as to any action which requires such a majority) shall individually or collectively consent in writing to such action. Such written consent or consents shall be lodged with the records of the Trust and shall have the same force and effect as the affirmative vote of such Trustees at a duly held meeting of the Trustees at which a quorum were present.

            Section 1.11 Telephone Meetings. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting shall be able to hear one another and participate therein. Such meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting.

            Section 1.12 Committee Rules. Unless the Trustees otherwise provide, each committee designated by the Trustees may adopt, amend and repeal rules for the conduct of such committee's business. In the absence of a provision by the Trustees or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such-vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Trustees conduct their business pursuant to Article II of the Declaration and this Article I of these Bylaws.






                                 ARTICLE II

                                  OFFICERS

            Section 2.1 Enumeration. The officers of the Trust shall be a President, a Secretary, a Treasurer, and such other officers as are elected by the Trustees including, in their discretion, a Chairman, with such duties as are assigned to them by the Trustees. Officers shall be elected by and shall hold office at the pleasure of the Trustees. When the duties do not conflict, any two or more offices, except those of Chairman and/or President and Secretary, may be held by the same person.

            Section 2.2 Powers and Duties of the Chairman. The Chairman, if there shall be such an officer, shall, if present, preside at all meetings of the Shareholders and the Trustees and may be the chief executive officer of the Trust if the Trustees so elect.

            Section 2.3 Powers and Duties of the President. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman, the President shall, subject to the control of the Trustees and the supervision of the Chairman, have general supervision, direction and control of the business of the Trust and its employees and shall exercise such general powers of management as are usually vested in the office of president of a corporation. In the absence of the Chairman, or if there be none, he shall preside at all meetings of the Shareholders and/or Trustees and, unless the Chairman has been designated as chief executive officer, shall be chief executive officer of the Trust. He shall be, ex officio, a member of all standing committees.

            Section 2.4 Powers and Duties of Vice-President. Each Vice-President, if any, designated by the Trustees shall be an administrative officer of the Trust and have such duties as are designated by the President or the Trustees.

























            Section 2.5  Duties of the Secretary.  The Secretary shall:

                 (a) Minutes. Keep full and complete minutes of the meetings (or actions in lieu thereof) of the Trustees, any committees of the Trustees and the Shareholders and give notice, as required, of all such meetings;

                 (b) Books and Other Records. Maintain custody of and keep the books of account and other records of the Trust except such as are in custody of the Treasurer; .

                 (c) Share Register. Maintain at the principal office of the Trust a share register, showing the ownership and transfers of ownership of all shares of the Trust, unless a transfer agent is employed to maintain and does maintain such a share register; and

                 (d) General Duties. Generally, perform all duties which pertain to his office and which are required by the Trustees.

                 An Assistant Secretary or Secretaries may be appointed to act in the absence of the Secretary.

            Section 2.6 Duties of the Treasurer. The Treasurer shall perform all duties which pertain to his office and which are required by the Trustees, including without limitation the receipt, deposit and disbursement of funds belonging to the Trust.

            An Assistant Treasurer or Treasurers may be appointed to act in the absence of the Treasurer.

                                 ARTICLE III

                                SHAREHOLDERS

            Section 3.1 Effect of Quorum. Subject to the provisions of the Declaration, the Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough Shareholders so that the remaining Shareholders constitute less than a quorum.

            Section 3.2 Place of Meeting. Meetings of the Shareholders shall be held at the principal office of the Trust or at such place within or without the State of Maryland as is designated by the Trustees or the Chairman or President or by the written consent of a majority of the Shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Trust.

            Section 3.3 Annual Meeting. A regular annual meeting of the Shareholders shall be called by the Chairman or President within six months after the end of each fiscal year, commencing with the fiscal year ending December 31, 1987.







            Section 3.4 Special Meetings. Special meetings of the Shareholders may be held at any time for any purpose or purposes permitted by the Declaration and shall be called as provided in Section
  6.9 of the Declaration.

            Section 3.5 Notice of Regular or Special Meetings. Written notice specifying the place, day and hour of any regular or special meeting, the purposes of the meeting, and all other matters required by law shall be given to each Shareholder of record entitled to vote, either personally or by sending a copy thereof by mail or telegraph, charges prepaid, to his address appearing on the books of the Trust or theretofore given by him to the Trust for the purpose of notice or, if no address appears or has been given, addressed to the place where the principal office of the Trust is situated. It shall be the duty of the Secretary to give notice of each Annual Meeting of the Shareholders at least fifteen (15) days and not more than sixty (60) days before the date on which it is to be held. Whenever an officer has been duly requested to call a special meeting of Shareholders, it shall be his duty to fix the date and hour thereof, which date shall be not less than twenty (20) days and not more than sixty (60) days after the receipt of such request if the request has been delivered in person or after the date of mailing the request, as the case may be, and to give notice of such special meeting within ten (10) days after receipt of such request. If the date of such special meeting is not so fixed and notice thereof given within ten (10) days after the date of receipt of the request, the date and hour of such meeting may be fixed by the Person or Persons calling or requesting the meeting and notice thereof shall be given by such Person or Persons not less than twenty (20) nor more than sixty (60) days before the date on which the meeting is to be held.

            Section 3.6 Notice of Adjourned Meetings. It shall not be necessary to give notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken, except that when a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

            Section 3.7 Proxies. The appointment of a proxy or proxies for any meeting of Shareholders entitled to vote shall be made by an instrument in writing executed by the Shareholder or his duly authorized agent and filed with such officer of the Trust as the Trustees shall have designated for such purpose for verification prior to such meeting. Any proxy relating to the Trust's shares of beneficial interest shall be valid until the expiration date therein or, if no expiration is so indicated, for such period as is permitted pursuant to Maryland law. At a meeting of Shareholders all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the Secretary of the meeting unless inspectors of election are appointed pursuant to Section 3.10 in which event such inspectors shall pass upon all questions and shall have all other duties specified in said section.







            Section 3.8 Consent of Absentees. The transactions of any meeting of Shareholders, either annual, special or adjourned, however called and noticed, shall be as valid as though had at a meeting duly held after the regular call and notice if a quorum is present and if, either before or after the meeting, each Shareholder entitled to vote, not present in person or by proxy, signs a written waiver of notice, a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be lodged with the Trust records or made a part of the minutes of the meeting.

            Section 3.9 Voting Rights. If no date is fixed for the determination of the Shareholders entitled to vote at any meeting of Shareholders, only Persons in whose names Shares entitled to vote stand on the share records of the Trust at the opening of business on the day of any meeting of Shareholders shall be entitled to vote at such meeting.

            Section 3.10 Advance Notice for Nomination of Trustees. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Trustees of the Trust. Nominations of persons for election to the Board of Trustees may be made (a) by or at the direction of the Board of Trustees (or any duly authorized committee thereof) or (b) by any Shareholder of the Trust (i) who is a Shareholder of record on the date of the giving of the notice provided for in this
  Section 3.10 and on the record date for the determination of Shareholders entitled to vote upon such nominations and (ii) who complies with the notice procedures set forth in this Section 3.10.

            In addition to any other applicable requirements, for a nomination to be made by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Trust.

            To be timely, a Shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Trust (a) in the case of an annual meeting, not less than seventy (70) days nor more than one hundred-twenty (120) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the meeting is called for a date more than seventy (70) days prior to such anniversary date, notice by the Shareholder in order to be timely must be so received not later than the close of business on the twentieth (20th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and
       (b) in the case of a special meeting of Shareholders called (other than at the request of Shareholders) for the purpose of electing Trustees, not later than the close of business on the twentieth
       (20th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.








            To be in proper written form, a Shareholder's notice to the Secretary must set forth (a) as to each person whom the Shareholder proposes to nominate for election as a Trustee (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Trust which are owned beneficially or of record by the person, (iv) any other information relating to the person that would be required to be dis-closed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Trustees pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder and (v) the consent of each nominee to serve as a Trustee if so elected; and (b) as to the Shareholder giving the notice (i) the name and record address of such Shareholder, (ii) the class or series and number of shares of capital stock of the Trust which are owned beneficially or of record by such Shareholder, (iii) a description of all arrangements or understandings between such Shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Shareholder, (iv) a representation that such Shareholder intends to appear in person or by proxy at the meeting, if there be a meeting, to nominate the persons named in its notice and (v) any other information relating to such Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Trustees pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Trustee if elected.

            No person shall be eligible for election as a Trustee of the Trust unless nominated in accordance with the procedures set forth in this Section 3.10. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective, and such defective nomination shall be disregarded.

            Section 3.11 Advance Notice for Transaction of Business. No business may be transacted by the Shareholders at an annual or special meeting, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Trustees (or any duly authorized committee thereof), (b) otherwise properly brought before the Shareholders by or at the direction of the Board of Trustees (or any duly authorized committee thereof) or
  (c) otherwise properly brought before the Shareholders by any Shareholder of the Trust (i) who is a Shareholder of record on the date of the giving of the notice provided for in this Section 3.11 and on the record date for the determination of Shareholders entitled to vote or express consent







  therefor and (ii) who complies with the notice procedures set forth in this Section 3.11.

            In addition to any other applicable requirements, for business to be properly brought before an annual or special meeting by a Shareholder (other than a shareholder proposal included in the Trust's proxy statement pursuant to Rule 14a-8 under the Exchange
       Act), such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Trust.

            To be timely, a Shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Trust not less than seventy (70) days nor more than one hundred-twenty (120) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the meeting is called for a date more than seventy (70) days prior to such anniversary date, notice by the Shareholder in order to be timely must be so received not later than the close of business on the twentieth (20th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of Shareholders called (other than at the request of Shareholders) for the purpose of transacting business, not later than the close of business on the twentieth (20th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

            To be in proper written form, a Shareholder's notice to the Secretary must set forth as to each matter such Shareholder proposes to bring before the Shareholders (i) a brief description of the business desired to be brought before the Shareholders and the reasons therefor, (ii) the name and record address of such Shareholder, (iii) the class or series and number of shares of capital stock of the Trust which are owned beneficially or of record by such Shareholder, (iv) a description of all arrangements or understandings between such Shareholder and any other person or per-sons (including their names) in connection with the proposal of such business by such Shareholder and any material interest of such Shareholder in such business and (v) a representation that such Shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

            No business shall be conducted by the Shareholders except business brought before them in accordance with the procedures set forth in this Section 3.11; provided, however, that, once business has been properly brought before an annual or special meeting in accordance with such procedures, nothing in this Section 3.11 shall be deemed to preclude discussion by any Shareholder of any such business. If the Chairman of the meeting determines that business was not properly brought before the meeting in accordance with the






       foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting, and such business shall not be transacted.

            Section 3.12 Record Date. In order to permit the Trustees to appropriately fix a record date for determining the Shareholders entitled to notice of or to vote at any special meeting of Shareholders or to express consent to any proposal without a meeting in accordance with
  Section 6.12 of the Declaration, any Shareholder requesting the call of a special meeting or proposing to solicit such consents shall give notice in proper written form to the Secretary of the Trust. To be in proper written form, a Shareholder's notice to the Secretary shall set forth, with respect to nominations of persons for election to the Board of Trustees, those matters required by Section 3.10 of these Bylaws, and with respect to transaction of other business, those matters required by
  Section 3.11 of these Bylaws.

            Section 3.13 Action Without Meeting. Whenever the Declaration permits an action by Shareholders without a meeting, in order that the Trust's Shareholders shall have an opportunity to receive and consider the information germane to an informed judgment as to whether to give a written consent, any action to be taken by written consent shall not be effective until, and the Shareholders of the Trust shall be able to give or revoke written consents for, at least sixty (60) days from the date of the commencement of a solicitation (as such term is defined in Rule 14a-l(l) promulgated under the Exchange Act) of consents. For purposes of this Section 3.13, a consent solicitation shall be deemed to have commenced when a proxy statement or information statement containing the information re-quired by law is first furnished to the Trust's Shareholders. Consents shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the Trust.

                                 ARTICLE IV

                                MISCELLANEOUS

            Section 4.1 Record Dates and Closing of Transfer Books. Pursuant to the Declaration, the Trustees may fix record dates for specified purposes. If a record date is so fixed, only Shareholders of record on the date so fixed shall be entitled to the rights to which the record date pertains.

            Section 4.2 Inspection of Bylaws. The Trustees shall keep at the principal office for the transaction of business of the Trust the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the Shareholders at all reasonable times during office hours.

            Section 4.3 Control Share Acquisition. Until such time as this Section 4.3 shall be repealed or these Bylaws shall be amended to provide otherwise, in each case in accordance with Article V of these






  Bylaws, the provisions of Subtitle 7 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Code") shall not apply to "control share acquisitions" of the Trust within the meaning of the Code.

                                  ARTICLE V

                                 AMENDMENTS

            Section 5.1 By Trustees. Except for any change for which the Declaration or these Bylaws require approval by more than a majority vote, these Bylaws may be amended or repealed or new or additional Bylaws may be adopted by the vote or written consent of a majority of the Trustees.












































                                 ARTICLE VI

                                 DEFINITIONS

            Section 6.1 Definitions. All terms defined in the Declaration shall have the same meaning when used in these Bylaws.

                                 ARTICLE VII

                                 FISCAL YEAR

            Section 7.1 Fiscal Year. The fiscal year of the Trust shall be the calendar year.
















































                              TABLE OF CONTENTS

                                  ARTICLE I

                                  TRUSTEES

       Section 1.1    Qualifying Shares Not Required  . . . . . . . . .   1
       Section 1.2    Quorum  . . . . . . . . . . . . . . . . . . . . .   1
       Section 1.3    Number and Term; Election . . . . . . . . . . . .   1
       Section 1.4    Place of Meeting  . . . . . . . . . . . . . . . .   1
       Section 1.5    Organizational Meeting  . . . . . . . . . . . . .   1
       Section 1.6    Regular Meetings  . . . . . . . . . . . . . . . .   1
       Section 1.7    Special Meetings  . . . . . . . . . . . . . . . .   1
       Section 1.8    Adjourned Meetings  . . . . . . . . . . . . . . .   2
       Section 1.9    Waiver of Notice  . . . . . . . . . . . . . . . .   2
       Section 1.10   Action Without Meeting  . . . . . . . . . . . . .   2
       Section 1.11   Telephone Meetings  . . . . . . . . . . . . . . .   2
       Section 1.12   Committee Rules . . . . . . . . . . . . . . . . .   2


                                 ARTICLE II

                                  OFFICERS

       Section 2.1    Enumeration . . . . . . . . . . . . . . . . . . .   3
       Section 2.2    Powers and Duties of the Chairman . . . . . . . .   3
       Section 2.3    Powers and Duties of the President  . . . . . . .   3
       Section 2.4    Powers and Duties of Vice-President . . . . . . .   3
       Section 2.5    Duties of the Secretary . . . . . . . . . . . . .   3
                      (a)  Minutes  . . . . . . . . . . . . . . . . . .   4
                      (b)  Books and Other Records  . . . . . . . . . .   4
                      (c)  Share Register . . . . . . . . . . . . . . .   4
                      (d)  General Duties . . . . . . . . . . . . . . .   4
       Section 2.6    Duties of the Treasurer . . . . . . . . . . . . .   4


                                 ARTICLE III

                                SHAREHOLDERS

       Section 3.1    Effect of Quorum  . . . . . . . . . . . . . . . .   4
       Section 3.2    Place of Meeting  . . . . . . . . . . . . . . . .   4
       Section 3.3    Annual Meeting  . . . . . . . . . . . . . . . . .   4
       Section 3.4    Special Meetings  . . . . . . . . . . . . . . . .   5
       Section 3.5    Notice of Regular or Special Meetings . . . . . .   5
       Section 3.6    Notice of Adjourned Meetings  . . . . . . . . . .   5
       Section 3.7    Consent of Absentees  . . . . . . . . . . . . . .   6
       Section 3.8    Voting Rights . . . . . . . . . . . . . . . . . .   6
       Section 3.9    Advance Notice for Nomination
                        of Trustees . . . . . . . . . . . . . . . . . .   6
       Section 3.10   Advance Notice for Transaction





                                    -ii-

                        of Business . . . . . . . . . . . . . . . . . .   8
       Section 3.11   Record Date . . . . . . . . . . . . . . . . . . .   9
       Section 3.12   Action Without Meeting  . . . . . . . . . . . . .   9



                                 ARTICLE IV

                                MISCELLANEOUS

       Section 4.1    Record Dates and Closing of
                        Transfer Books  . . . . . . . . . . . . . . . .  10
       Section 4.2    Inspection of Bylaws  . . . . . . . . . . . . . .  10
       Section 4.3    Control Share Acquisition . . . . . . . . . . . .  10


                                  ARTICLE V

                                 AMENDMENTS

       Section 5.1    By Trustees . . . . . . . . . . . . . . . . . . .  10


                           ARTICLE VI DEFINITIONS   . . . . . . . . . .  10

       Section 6.1    Definitions . . . . . . . . . . . . . . . . . . .  10


                                 ARTICLE VII

                                 FISCAL YEAR

       Section 7.1    Fiscal Year . . . . . . . . . . . . . . . . . . .  11